UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

JEFFERSON BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	0-50347	45-0508261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Evans Avenue, Morristown, Tennessee   37814
(Address of principal executive offices, including zip code)'

Registrant’s telephone number, including area code: (423) 586-8421

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On May 22, 2014, Jefferson Bancshares, Inc. (the “Company”) and HomeTrust Bancshares, Inc. issued a joint press release announcing that the plaintiffs named in the previously filed complaint against Jefferson Bancshares, its Board of Directors and HomeTrust Bancshares in the Chancery Court for Hamblen County, Tennessee have filed a notice of voluntary dismissal that has resulted in the dismissal of all claims against the defendants without prejudice.  The dismissal became effective upon the issuance of a related order of voluntary dismissal by the Chancery Court on May 22, 2014.  The dismissal was not undertaken pursuant to any negotiated settlement with the plaintiffs, and the defendants have not paid or agreed to pay any amount to the plaintiffs or their counsel in connection with the dismissal.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d)           Exhibits

       Number                      Description

              99.1                             Press Release Dated May 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEFFERSON BANCSHARES, INC.

Dated: May 22, 2014	By:	/s/ Anderson L. Smith
Anderson L. Smith
President and Chief Executive Officer